UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 21, 2013

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 21, 2013, Unifi Manufacturing, Inc. (the “Company”), a wholly owned subsidiary of Unifi, Inc. (the “Registrant”), entered into a Second Amendment to Yarn Purchase Agreement (the “Second Amendment”) with Hanesbrands Inc. (“HBI”), which amends the Yarn Purchase Agreement between the Company and HBI dated November 6, 2009 (the “Agreement”), as previously amended by the First Amendment to Yarn Purchase Agreement dated July 17, 2012. Pursuant to the Agreement as so amended, HBI has agreed to purchase certain yarns (the “Products”) from the Company to fulfill a substantial portion of HBI’s Products requirements in the Western Hemisphere.

The Second Amendment provides an interim extension of the term of the Agreement from December 31, 2013 (the current expiration date) to March 31, 2014, to allow the parties additional time to negotiate an anticipated longer-term extension of the Agreement. The Second Amendment also includes certain substantive adjustments to the freight pricing provision of the Agreement, which will become effective as of January 1, 2014. The Second Amendment will be filed as an exhibit to a future periodic report of the Registrant, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel and Secretary

Dated:     November 22, 2013